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                                  $975,000,000

                           International Paper Company

                                Medium-Term Notes

                                AGENCY AGREEMENT

                                          August 15, 1996

CS First Boston Corporation,
Park Avenue Plaza,
New York, New York 10055

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281-1209

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260-0060

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Sirs:

     1. Introduction. International Paper Company, a New York corporation (the "Issuer"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale from time to time by the Issuer of its medium-term notes registered under the registration statement referred to in Section 2(a) (any such medium-term notes being hereinafter referred to as the "Securities"). Notes may be sold pursuant to
Section 3 of this Agreement in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 2(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 3 of this Agreement. The Securities will be issued under an indenture, dated as of April 1, 1994 (the "Indenture"), between the Issuer and The Chase Manhattan Bank, N.A. (predecessor to The Chase Manhattan Bank), as trustee (the "Trustee").

     The Securities shall have the maturity ranges, annual interest rates, or interest rate formulas, if any, and other terms set forth in the Prospectus referred to in Section 2(a) as it may be amended or supplemented from time to time. The Securities will be issued, and the terms thereof established, from time to time by the Issuer in accordance with the Indenture and the Procedures (as defined in Section 3(d) hereof).

     2. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, each Agent as follows:

     (a) A registration statement (No. 33-52945), including a prospectus, relating to debt securities of the Issuer, including the Securities ("Registered Securities"), has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement, as amended as of the Closing Date (as defined in Section 3(e) hereof), is hereinafter referred to as the "Registration Statement", and the prospectus included in such Registration Statement, as supplemented as of the Closing Date, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". Any reference in this Agreement to any amendment or supplement to the Prospectus, including any supplement to the Prospectus that sets forth only the terms of the particular issue of the Securities (a "Pricing Supplement") shall be deemed to refer to and include the filing of materials incorporated by reference in the Prospectus after the Closing Date and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date.

     (b) On the effective date of the Registration Statement relating to the Registered Securities, such Registration Statement conformed in all respects to the requirements of the Securities Act of 1933, as amended (the


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"Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")
and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the Closing Date, the Registration Statement and the Prospectus, and at each of the times of acceptance and of delivery referred to in Section 6(a) hereof and at each of the times of amendment or supplementing referred to in Section 6(b) hereof (the Closing Date and each such time being herein sometimes referred to as a "Representation Date"), the Registration Statement and the Prospectus as then amended or supplemented will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Issuer by any Agent specifically for use therein.

     3. Appointment as Agent; Agreement of Agent; Solicitations as Agent.

     (a) Subject to the terms and conditions stated herein, the Issuer hereby appoints each of the Agents as an agent of the Issuer for the purpose of soliciting or receiving offers to purchase the Securities from the Issuer by others. So long as this Agreement shall remain in effect with respect to any Agent, the Issuer shall not, without providing notice to any such Agent, solicit or accept offers to purchase Securities otherwise than through one of the Agents (except as contemplated by Section 11 hereof); provided, however, that; (i) subject to all of the terms and conditions of this Agreement and any agreement contemplated by Section 11 hereof, the foregoing shall not be construed to prevent the Issuer from selling at any time any Securities pursuant to any placement agency agreement or in a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of such Registered Securities, and (ii) the Issuer may accept offers to purchase Securities through an agent other than an Agent; provided that (x) the Issuer shall not have solicited such offers, (y) the Issuer and


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such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent was an Agent.

     (b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as agent of the Issuer, to use reasonable efforts when requested by the Issuer to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

     Upon receipt of notice from the Issuer as contemplated by Section 4(b) hereof, each Agent shall suspend its solicitation of offers to purchase Securities until such time as the Issuer shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 4(b) and shall have advised such Agent that such solicitation may he resumed.

     The Issuer reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Securities commencing at any time for any period of time or permanently. Upon receipt of at least one business day's prior notice from the Issuer, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Issuer until such time as the Issuer has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which in New York City is not a day on which banking institutions are generally authorized or obligated by law or executive order to close.

     Unless otherwise specified in a Pricing Supplement, the Agents are authorized to solicit offers to purchase Securities only in a minimum aggregate amount of $50,000 and only in fully registered form in denominations of $50,000 and integral multiples of $1,000 in excess thereof, and at a purchase price which shall be equal to 100% of the principal amount thereof. Each Agent shall communicate to the issuer, orally or in writing, each offer to purchase Securities received by it as agent and believed


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by it to be reasonable. The Issuer shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Issuer, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

     No Security which the Issuer has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Issuer, until such Security shall have been delivered to the purchaser thereof against payment by such purchaser.

     (c) At the time of delivery of, and payment for, any Securities sold by the Issuer as a result of a solicitation made by, or offer to purchase received by, an Agent, the Issuer agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

     (d) Administrative procedures respecting the sale of Securities (the "Procedures") shall be agreed upon from time to time by the Agents and the Issuer. The initial Procedures, which are set forth in Exhibit B hereto, shall remain in effect until changed by agreement among the Issuer and the Agents. Each Agent and the Issuer agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Issuer will furnish to the Trustee a copy of the Procedures as from time to time in effect.

     (e) The documents required to be delivered by Section 5 hereof shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York City, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed by the Issuer and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of purchases of Securities hereunder, such time and date being herein called the "Closing Date".

     4. Certain Agreements of the Issuer. The Issuer agrees with the Agents that it will furnish to Skadden, Arps, Slate, Meagher & Flom, counsel for the Agents, one signed copy of the Registration Statement, including all


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exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities,

     (a) The Issuer will advise each Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement; and the Issuer will also advise each Agent of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the Issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, and no suspension of solicitation of offers to purchase Securities pursuant to Section 3(b) or this Section 4(b) shall be in effect (any such time and any time when either any Agent shall own any Securities with the intention of reselling them or the Issuer has accepted an offer to purchase Securities but the related settlement has not occurred being referred to herein as a "Marketing Time"), any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Issuer will promptly instruct each Agent to suspend solicitation of offers to purchase the Securities; and if the Issuer shall decide to amend or supplement the Registration Statement or the Prospectus, it will promptly advise each Agent by telephone (with confirmation in writing) and, subject to the provisions of subsection (a) of this Section, will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Agents' consent to, nor their delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.


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     (c) The Issuer will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, on or prior to the date on which the Issuer makes any announcement to the general public concerning earnings or concerning any other event which is required to be described, or which the Issuer proposes to describe, in a document filed pursuant to the Exchange Act, the Issuer will furnish the information contained or to be contained in such announcement to each Agent, confirmed in writing and, subject to the provisions of subsections (a) and (b) of this Section, will cause the Prospectus to be amended or supplemented to reflect the information contained in such announcement. The Issuer also will furnish each Agent with copies of all other press releases or announcements to the general public. The Issuer will immediately notify each Agent of any downgrading in the rating of the Securities or any other debt securities of the Issuer, or any proposal to downgrade the rating of the Securities or any other debt securities of the Issuer, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating), as soon as the Issuer learns of such downgrading, proposal to downgrade or public announcement.

     (d) As soon as practicable after the date of each acceptance by the Issuer of an offer to purchase Securities hereunder, but in any event not later than the Applicable Availability Date (as defined below), the Issuer will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Applicable Effective Date (as defined below) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence only, "Applicable Effective Date" means the latest of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to such registration statement to become effective prior to the date of such acceptance and (iii) the date of filing of the Issuer's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance, and


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"Applicable Availability Date" means (A) the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Applicable Effective date or (B) if such fourth fiscal quarter is the last quarter of the Issuer's fiscal year, the 90th day after the end of such fourth fiscal quarter.

     (e) The Issuer will furnish to each Agent copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

     (f) The Issuer will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Agents designate and will continue such qualifications in effect so long as required for the distribution.

     (g) So long as any Securities are outstanding, the Issuer will furnish to the Agents, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report or definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information concerning the Issuer as the Agents may reasonably request.

     (h) The Issuer will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse each Agent for any expenses (including fees and disbursements of counsel) incurred by it in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as such Agent may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, for expenses incurred in distributing the Prospectus and all supplements thereto, any preliminary prospectuses and any preliminary prospectus supplements to each Agent and for the reasonable fees and disbursements of counsel to the


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Agents, for costs incurred by each Agent in advertising any offering of
Securities and for each Agent's reasonable expenses (including the reasonable fees and disbursements of counsel to the Agents) incurred in connection with the establishment or maintenance of the program contemplated by this Agreement or otherwise in connection with the activities of the Agents under this Agreement (including any purchases of Notes by any Agent for resale as contemplated by Section 11).

     5. Conditions of Obligations. The obligation of each Agent, either as agent of the Issuer under this Agreement at any time to solicit offers to purchase the Securities, or as principal to purchase the Securities in accordance with
Section 11 hereof, is subject to the accuracy, on the date hereof, on each Representation Date and on the date of each such solicitation, of the representations and warranties of the Issuer herein, to the accuracy, on each such date, of the statements of the Issuer's officers made pursuant to the provisions hereof, to the performance, on or prior to each such date, by the Issuer of its obligations hereunder, and to each of the following additional conditions precedent:

     (a) The Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall have been filed with the Commission in accordance with the Rules and Regulations and no stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or any Agent, shall be contemplated by the Commission.

     (b) Neither the Registration Statement nor the Prospectus, as amended or supplemented as of any Representation Date or date of such solicitation, as the case may be, shall contain any untrue statement of fact which, in the opinion of any Agent, is material or omits to state a fact which, in the opinion of any Agent, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) There shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in the judgment of


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such Agent, materially impairs the investment quality of the Securities; (ii)
any downgrading in the rating of the Issuer's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of purchases of, or sales of, Securities.

     (d) At the Closing Date, the Agents shall have received an opinion, dated the Closing Date, of James W. Guedry, Associate General Counsel of the Issuer, or other counsel satisfactory to the Agents to the effect that:

          (i) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

          (ii) The Indenture has been duly authorized, executed and delivered by the Issuer and has been duly qualified under the Trust Indenture Act; the Securities of any series established on or prior to the date of such opinion have been duly authorized and established in conformity with the Indenture and the Indenture constitutes, and, when the terms of any


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     Security of any such series have been established in accordance with the
     Indenture and so as not to violate any applicable law or agreement or instrument then binding on the Issuer and such Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Indenture and as contemplated by this Agreement, such Security will constitute, valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles it being understood that such counsel may state that as of the date of such opinion a judgment for money in an action based on Securities denominated in foreign currencies or currency units in a Federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars, and that the date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment;

          (iii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Act specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the Closing Date, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that such registration statement as of its effective date, the Registration Statement or the Prospectus, as of the Closing Date, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material


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     fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

          (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuer, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws;

          (v) The execution, delivery and performance of the Indenture, this Agreement and the issuance and sale of the Securities, and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Issuer or any subsidiary of the Issuer or any of their properties or any agreement or instrument to which the Issuer or any such subsidiary is a party or by which the Issuer or any such subsidiary is bound or to which any of the properties of the Issuer or any such subsidiary is subject, or the charter or by-laws of the Issuer or any such subsidiary, and the Issuer has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement; and


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          (vi) This Agreement has been duly authorized, executed and delivered by the Issuer.

     (e) At the Closing Date, the Agents shall have received a certificate, dated the Closing Date, of the Vice President and Treasurer and the Controller of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Issuer in this Agreement are true and correct, (ii) the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and (iv) subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Issuer and its subsidiaries, except as set forth in or contemplated by the Prospectus or as described in such certificate.

     (f) At the Closing Date, the Agents shall have received a letter, dated the Closing Date, of Arthur Andersen & Co., confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

          (i) In their opinion, the financial statements and schedules examined by them and included in the prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

          (ii) They have made a review of the condensed financial statements of the Issuer and consolidated subsidiaries included in the Issuer's Quarterly Reports on Form 10-Q, if any, incorporated in the Prospectus;

          (iii) They have made a review of any unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accoun-tants, as indicated in their report or reports attached to such letter;

          (iv) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Issuer, inquiries of officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

               (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

               (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in common stock, paid in capital, common shares held in treasury, at cost (other than changes resulting from issuances of common stock pursuant to the Issuer's Employee Stock Option Plan, Dividend Reinvestment Plan, Savings Investment Plan, such other employee benefit plan as from time to time may be offered by the Issuer and incentive plans), or preferred stock, any decreases in total common share owners' equity (other than decreases resulting from common and preferred stock dividends), or any increases in the short-term indebtedness or long-term debt (other than increases resulting from commercial paper borrowings) of the Issuer, in each case in excess of $50 million, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

               (D) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income, or net income, or in the ratio of earnings to fixed charges.

     except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (v) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

     (g) The Agents shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     The Issuer will furnish the Agents with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

     6. Additional Covenants of the Issuer. The Issuer agrees that:

     (a) Each acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to be an affirmation that its representations and warranties contained in this Agreement are true and correct at the time of such acceptance and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Securities relating to such acceptance as though made at and as of each such time, it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented at each such time. Each such acceptance by the Issuer of an offer for the purchase of Securities shall be deemed to constitute an additional representation, warranty and agreement by the Issuer that, as of the settlement date for the sale of such Securities, after giving effect to the issuance of such Securities, of any other Securities to be issued on or prior to such settlement date and of any other Registered Securities to be issued and sold by the Issuer on or prior to such settlement date, the aggregate amount of Registered Securities (including any Securities) which have been issued and sold by the Issuer will not exceed the amount of Registered Securities registered pursuant to the Registration Statement.

     (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or an amendment or supplement relating solely to an offering of debt securities other than the Securities), and each time an Annual Report on Form 10-K, a quarterly report on Form 10-Q or a Current Report on Form 8-K (but only if an Agent so requests within a reasonable time after its filing) filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, the Issuer shall, (A) concurrently with such amendment or supplement if such amendment or supplement shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such amendment or supplement shall not occur at a Marketing Time, furnish the Agents with a certificate, dated the date of delivery thereof, of the Vice President and Treasurer and the Controller of the Issuer, in form satisfactory to the Agents, to the effect that the statements contained in the certificate covering the matters set forth in Section 5(e) hereof which was last furnished to the Agents are true and correct at the time of such amendment or supplement, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such time and except that the statements contained in the certificate covering the matters set forth in clause (ii) of Section 5(e) shall be deemed to relate to the time of delivery of such certificate) or, in lieu of such certificate a certificate of the same tenor as the certificate referred to in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented at the time of delivery of such certificate and, in the case of the matters set forth in clause (ii) of Section 5(e), to the time of delivery of such certificate.

     (c) At each Representation Date described in Section 6(b), the Issuer shall
(A) concurrently if such Representation Date shall occur at a Marketing Time, or
(B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, furnish the Agents with a written opinion or opinions, dated the date of such Representation Date, of counsel for the Issuer, in form satisfactory to the Agents, to the effect set forth in Section 5(d) hereof; provided, however, that in lieu of such opinion or opinions, counsel may furnish the Agents with a letter or letters to the effect that the Agents may rely on a prior opinion delivered under Section 5(d) or this Section 6(c); provided, further, however, that any opinion or opinions furnished under this
Section 6(c) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date and shall state that the Securities sold in the relevant Applicable Period (as defined below) have been duly executed, authenticated, issued and delivered and consti-tute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions set forth in clause
(iii) of Section 5(d) hereof as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and general equity principles, and conform to the description thereof contained in the Prospectus as amended or supplemented at the relevant settlement date or dates for the sale of such Securities. For the purpose of this Section 6(c), "Applicable Period" shall mean with respect to any opinion delivered on a Representation Date the period commencing on the date as of which the most recent prior opinion delivered under Section 5(d) or this
Section 6(c) speaks and ending on such Representation Date.

     (d) At each Representation Date described in Section 6(b) on which the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than financial information contained in a periodic earnings release filed with the Commission on Form 8-K), the Issuer shall cause Arthur Andersen & Co. (A) concurrently if such Representation Date shall occur at a Marketing Time, or (B) immediately at the next Marketing Time if such Representation Date shall not occur at a Marketing Time, to furnish the Agents with a letter, addressed jointly to the Issuer and the Agents and dated the date of such Representation Date, in form and substance satisfactory to the Agents, to the effect set forth in Section 5(f) hereof; provided, however, that to the extent appropriate such letter may reconfirm matters set forth in a prior letter delivered pursuant to Section 5(f) or this
Section 6(d); provided, further, however, that any letter furnished under this
Section 6(d) shall relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Issuer.

     (e) On each settlement date for the sale of Securities, the Issuer shall, if requested by an Agent that solicited or received the offer to purchase any Securities being delivered on such settlement date, furnish such Agent with a written opinion of counsel of the Issuer, dated the date of delivery thereof, in form satisfactory to such Agent, to the effect set forth in clauses (i), (ii) and

(iii) of Section 5(d) hereof provided, however, that any opinion furnished under this Section 6(e) shall relate to the Prospectus as amended or supplemented at such settlement date and expect that such opinion shall state that the Securities being sold by the Issuer on such settlement date, when delivered against payment therefor as provided in the Indenture and this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exceptions as to enforcement set forth in clause (iii) of Section 5(d) hereof, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such settlement date.

     (f) The Issuer agrees that any obligation of a person who has agreed to purchase Securities to make payment for and take delivery of such Securities shall be subject to (i) the accuracy, on the related settlement date fixed pursuant to the Procedures, of the Issuer's representation and warranty deemed to be made to the Agents pursuant to the last sentence of subsection (a) of this
Section 6, and (ii) the satisfaction, on such settlement date, of each of the conditions set forth in Sections 5(a), (b) and (c), it being understood that under no circumstances shall any Agent have any duty or obligation to exercise the judgment permitted under Section 5(h) or (c) on behalf of any such person.

     7. Indemnification and Contribution.

     (a) The Issuer will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related to preliminary prospectus or preliminary prospectus supplement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable to such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Issuer in writing that such information should no longer be used therein.

     (b) Each Agent will indemnify and hold harmless the Issuer against any losses, claims, damages or liabilities to which the Issuer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Issuer in writing that such information should no longer be used therein.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and any Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are subject to the action (before deducting expenses) received by the Issuer bear to the total commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuer exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed to the public through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed to the public through both of the Agents pursuant to this Agreement, and not joint.

     (e) The obligations of the Issuer under this Section 7 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this
Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each director of the Issuer, to each officer of the Issuer who has signed the Registration Statement and to each person, if any, who controls the Issuer within the meaning of the Act.

     8. Status of Each Agent. In soliciting offers to purchase the Securities from the Issuer pursuant to this Agreement and in assuming its other obligations hereunder (other than offers to purchase pursuant to Section 11), each Agent is acting individually and not jointly and is acting solely as agent for the Issuer and not as principal. Each Agent will make reasonable efforts to assist the Issuer in obtaining performance by each purchaser whose offer to purchase Securities from the Issuer has been solicited by such Agent and accepted by the Issuer, but such Agent shall have no liability to the Issuer in the event any such purchase is not consummated for any reason. If the Issuer shall default on its obligations to deliver Securities to a purchaser whose offer it has accepted, the Issuer (i) shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Issuer, and (ii) in particular, shall pay to the Agents any commission to which they would be entitled in connection with such sale.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer of its officers and of the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Agent, the Issuer or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 10 or for any other reason, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4(h) and the obligations of the Issuer under Sections 4(d) and 4(g) and the respective obligations of the Issuer and the Agents pursuant to Section 7 shall remain in effect. In addition, if any such termination shall occur either (i) at a time when any Agent shall own any of the Securities with the intention of reselling them or (ii) after the Issuer has accepted an offer to purchase Securities and prior to the related settlement, the obligations of the Issuer under the last sentence of Section 4(b), under Sections 4(a), 4(c), 4(e), 4(f), 6(a), 6(e) and 6(f) and, in the case of a termination occurring as described in clause (ii) of this sentence, under
Section 3(c) and under the last sentence of Section 8, shall also remain in effect.

     10. Termination. This Agreement may be terminated for any reason at any time by the Issuer as to any Agent or, in the case of any Agent, by such Agent insofar as this Agreement relates to such Agent, upon the giving of one day's written notice of such termination to the other parties hereto. Any settlement with respect to Securities placed by an Agent occurring after termination of this Agreement shall be made in accordance with the Procedures and each Agent agrees, if requested by the Issuer, to take the steps therein provided to be taken by such Agent in connection with such settlement.

     11. Purchases as Principal. From time to time, any Agent may agree with the Issuer to purchase Securities from the Issuer as principal, in which case such purchase shall be made in accordance with the terms of a separate agreement (a "Purchase Agreement") which will take the form of either (i) a written agreement between such Agent and the Issuer in the form attached hereto as Exhibit D, or
(ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company. A Purchase Agreement, to the extent set forth therein, may incorporate by reference specified provisions of this Agreement. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. Whether or not the Issuer and an Agent execute and deliver an agreement in connection with any such sale and purchase, such sale and purchase shall, unless the Issuer and such Agent otherwise expressly agree in writing, be made pursuant to a Purchase Agreement in the form attached hereto as Exhibit D with such additional provisions relating to the terms of the Securities and of the purchase and sale (and, if applicable, resale) thereof as shall be set forth in the Purchase Information delivered pursuant to the Procedures, and such Agent's compensation shall, unless otherwise agreed between the Issuer and such Agent, be the amount thereof set forth in the Pricing Supplement.

     12. Sales of Securities Denominated in a Currency other than U.S. Dollars. If at any time the Issuer and any of the Agents shall determine to issue and sell Securities denominated in a currency other than U.S. dollars, which other currency may include a composite currency, the Issuer and any such Agent shall execute and deliver a Foreign Currency Amendment in the form attached hereto as Exhibit C. The Foreign Currency Amendment shall establish, as appropriate, additions to and modifications of the terms of this Agreement, which additions and modifications shall apply to the sales, whether offered on an agency or principal basis, of Securities denominated in the currency covered thereby.

     13. Notices. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to CS First Boston Corporation shall be directed to it at Park Avenue Plaza, 35th Floor, New York, New York 10055, Attention: Mr. Joseph Fashano; notices to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be directed to it at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1310, 10th Floor, Fax
(212) 449-7476, Attention: MTN Product Management; notices to J.P. Morgan Securities Inc. shall be directed to it at 60 Wall Street, New York, New York 10260- 0060, Fax (212) 648-5907, Attention: Medium Term Note Desk; notices to Morgan Stanley & Co. Incorporated shall be directed to it at 1585 Broadway, New York, New York 10036, 2nd Floor, Fax (212) 761-0780, Attention:
Manager-Continuously Offered Products with a copy directed to it at 1585 Broadway, 34th Floor, New York, New York 10036, Fax (212) 761-0260, Attention:
Peter Cooper-Investment Banking Information Center; and notices to the Issuer shall be directed to it at Two Manhattanville Road, Purchase, New York 10577, Fax (914) 397-1630, Attention: Vice President and Treasurer; to such other address or person as either party shall specify to the other party by a notice given in accordance with the provisions of this Section 13. Any such notice shall take effect at the time of receipt.

     14. Successors. This Agreement will inure to the benefit of and binding upon the parties hereto, their respective successors, the officers and directors and controlling persons referred to in Section 7 and, to the extent provided in
Section 6(f), any person who has agreed to purchase Securities from the Issuer, and no other person will have any right or obligation hereunder.

     15. Governing Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of hew York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                    Very truly yours,


                                    INTERNATIONAL PAPER COMPANY


                                    By /s/ John R. Jepsen
                                       -------------------------

CONFIRMED AND ACCEPTED, as of
the date first above written:

CS FIRST BOSTON CORPORATION


By /s/ Helena Willner
   ------------------------


MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By /s/ Scott Primrose
   --------------------------


J.P. MORGAN SECURITIES INC.


By /s/ Thomas Hagerstrom
   -------------------------


MORGAN STANLEY & CO. INCORPORATED


By /s/ Robert Bonafide
   -------------------------

                                                                       EXHIBIT A

     The Issuer agrees to pay any Agent a commission equal to the following percentage of the principal amount of Securities sold to purchasers solicited by such Agent:

                                                             Commission Rate
                                                           (as a percentage of
            Term                                             principal amount)
            ----                                             -----------------

18 months to less than 24 months                                  .200

24 months to less than 30 months                                  .250

30 months to less than 3 years                                    .300

3 years to less than 4 years                                      .350

4 years to less than 5 years                                      .450

5 years to less than 7 years                                      .500

7 years to less than 10 years                                     .550

10 years to less than 20 years                                    .600

20 years to 30 years                                              .750

More than 30 years                                                  *


- -----------
     * To be determined by the relevant Agent and the Issuer at the time of sale of the Security or Securities.

EXHIBIT B

                            ADMINISTRATIVE PROCEDURES

     The Medium-Term Notes due eighteen months to 40 years from their issue date (the "Notes"), are to be offered on a continuing basis by International Paper Company (the "Issuer"). CS First Boston Corporation, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as agents, individually, an "Agent" and collectively, the "Agents"), have each agreed to use reasonable efforts to solicit offers to purchase the Notes. None of the Agents will be obligated to purchase Notes for its own account. Nor will any Notes be purchased for an Agent's account without the expressed approval of the Issuer. The Notes are being sold pursuant to an Agency Agreement, dated August 15, 1996 (the "Agency Agreement"), among the Issuer and the Agents, and will be issued pursuant to an Indenture, dated as of April 1, 1994 (the "Indenture"), between the Issuer and The Chase Manhattan Bank, N.A. (predecessor to The Chase Manhattan Bank), as trustee (the "Trustee"). The Notes will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Issuer and will have been registered under the Securities Act of 1933 (the "Act"). For a description of the terms of the Notes and the offering and sale thereof, see the sections entitled "Description of Notes", "Special Provisions Relating to Foreign Currency Notes", "Foreign Currency Risks", "United States Taxation", "Plan of Distribution of Notes" and "Glossary" in the Prospectus Supplement relating to the Notes, dated August 15, 1996, attached hereto and hereinafter referred to as the "Prospectus Supplement", and the sections entitled "Description of Debt Securities", "Limitations on Issuance of Bearer Securities", and "Plan of Distribution" in the Prospectus relating to the Notes, dated May 31, 1996, attached hereto and hereinafter referred to as the "Prospectus". Defined terms used herein but not defined herein shall have the meanings assigned to them in the Agency Agreement, the Prospectus or the Prospectus Supplement.

     The Notes will be represented either by Global Notes delivered to The Depository Trust Company ("DTC") or its nominee and recorded in the book-entry system maintained by DTC or such nominee ("Book-Entry Notes") or by certificates delivered to the Holders thereof or Persons designated by such Holders ("Certificated Notes"). Notes for which interest is calculated on the basis of a Fixed interest rate are referred to herein as "Fixed Rate Notes". Notes for which interest is calculated at a rate or rates determined by reference to an interest rate formula are referred to herein as "Floating Rate Notes".

     Notes which are issued at a price lower than the principal amount thereof and which provide that upon redemption or acceleration of the Maturity thereof an amount less than the principal thereof shall become due and payable are referred to herein as "Original Issue Discount Notes". For special provisions relating to Original Issue Discount Notes and other Notes issued at a discount for tax purposes, see the section entitled "United States Taxation - Original Issue Discount" in the Prospectus Supplement.

     Unless otherwise indicated in the applicable Pricing Supplement, the Notes will be denominated in U.S. dollars and payments of principal of and any premium and interest on the Notes will be made in U.S. dollars in the manner indicated in the Prospectus and the Prospectus Supplement. Notes denominated in one or more currencies or currency units other than U.S. dollars are referred to herein as "Foreign Currency Notes". For special provisions relating to Foreign Currency Notes, see the sections entitled "Special Provisions Relating to Foreign Currency Notes" and "Foreign Currency Risks" in the Prospectus Supplement. Specific information concerning the foreign currency or currency unit in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls, shall be contained in a Pricing Supplement to the Prospectus Supplement reflecting the terms of such Notes.

     Notes which provide that amounts payable by the Issuer in respect of principal of or any premium or interest on the Notes shall be determined by reference to the value, rate or price of one or more specified indices, are referred to herein as "Indexed Notes". Specific information pertaining to the method for determining the principal amounts payable, a historical comparison of the value, rate or price of the specified index, indices and the face amount of the indexed Note and certain additional tax considerations will be described in the applicable Pricing Supplement.

     Administrative procedures and specific terms of the offering are explained below. Part I indicates procedures applicable to all Notes; Part II indicates specific procedures for Certificated Notes; and Part III indicates specific procedures for Book-Entry Notes. Administrative and record-keeping responsibilities will be handled for the Issuer by its Treasury Department. The Issuer will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

PART I:   PROCEDURES APPLICABLE TO ALL NOTES

Issue Date

     Each Note will be dated the date of its authentication. Each Note will also bear an original issue date (the "Issue Date") which, with respect to any such Note (or portion thereof), shall mean the date of its original issuance and shall be specified therein. The Issue Date will remain the same for all Notes subsequently issued upon transfer, exchange or substitution of a Note, regardless of their dates of authentication.

Price to Public

     Except as otherwise specified in a Pricing Supplement, each Note will be issued at 100% of principal amount.

Maturities

     Each Note will mature on a date, selected by the purchaser and agreed to by the Issuer, which will be at least eighteen months after its Issue Date.

Interest Payments

     Interest on each interest-bearing Note will be calculated and paid in the manner described in such Note and in the Prospectus Supplement and the applicable Pricing Supplement. Unless otherwise set forth therein, interest on Fixed Rate Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months and will not accrue on the 31st day of any month. Interest on Floating Rate Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

     On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Issuer with the total amount of interest payments (whether in U.S. dollars or other currencies or currency units) to be made on such Interest Payment Date. The Trustee will provide monthly, to the Issuer's Treasury Department, a list of the principal and any premium and interest to be paid on Notes maturing in the next succeeding month. The Trustee will assume responsibility for withholding taxes on interest paid as required by law.

Redemption/Repayment

     If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to redemption in whole or in part (subject to applicable minimum denominations), at the option of the Issuer on and after an initial redemption date as set forth in the applicable Pricing Supplement and in the applicable Note. The redemption price will be set forth in the applicable Pricing Supplement and in the applicable Note.

     If indicated in the applicable Pricing Supplement, the Notes of a particular tenor will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on a repayment date as set forth in the applicable Pricing Supplement and in the applicable Note. The repayment date or dates and repayment price will be set forth in the applicable Pricing Supplement and in the applicable Note.

Procedures for Establishing the Terms of the Notes

     The Issuer and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Issuer, if the Issuer plans to accept an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus, as then amended or supplemented, reflecting the terms of such Notes and, after approval from the Agents, will arrange to have 10 copies of the Pricing Supplement filed with, or transmitted by a means reasonably calculated to result in filing with, the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the "Act") no later than the fifth business day following the earlier of the date of determination of the settlement information described below or the date such Pricing Supplement is first used. The Issuer will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Agent who presented the offer (the "Presenting Agent"). No settlements with respect to Notes upon such terms may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such transmitting or filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

     If the Issuer decides to post rates and a decision has been reached to change interest rates, the Issuer will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Issuer will establish rates to be so "posted". Following establishment of posted rates and prior to the transmitting or filing described in the preceding paragraph, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Issuer, if the Issuer plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Agents, will arrange to have 10 copies of the Pricing Supplement, filed with, or transmitted by means reasonably calculated to result in filing with, the Commission and, to the extent not previously supplied to the Presenting Agent will supply at least 10 copies of the Prospectus, as then amended or supplemented, and bearing such Pricing Supplement, to the Presenting Agent. No settlements at the posted rates may occur prior to such transmitting or filing and the Agents will not, prior to such transmitting or filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such transmitting or filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

     Outdated Pricing Supplements, and copies of the Prospectus to which they are attached (other than those retained for files), will be destroyed.

Suspension of Solicitation:  Amendment or Supplement

     As provided in the Agency Agreement, the Issuer may instruct the Agents to suspend solicitation of offers to purchase at any time, and upon receipt of at least one Business Day's prior notice from the Issuer, the Agents will each forthwith suspend solicitation until such time as the Issuer has advised them that solicitation of offers to purchase may be resumed.

     If the Agents receive the notice from the Issuer contemplated by Section 3(b) or 4(b) of the Agency Agreement, they will promptly suspend solicitation and will only resume solicitation as provided in the Agency Agreement. If the Issuer is required, pursuant to Section 4(b) of the Agency Agreement, to prepare an amendment or supplement, it will promptly furnish each Agent with the proposed amendment or supplement; if the Issuer decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes, it will promptly advise each Agent and will furnish each Agent with the proposed amendment or supplement in accordance with the terms of the Agency Agreement. The Issuer will file such amendment or supplement with the Commission, provide the Agents with copies of any such amendment or supplement, confirm to the Agents that such amendment or supplement has been filed with the Commission and advise the Agents that solicitation may be resumed.

     Any such suspension shall not affect the Issuer's obligations under the Agency Agreement; and in the event that at the time the Issuer suspends solicitation of offers to purchase there shall be any offers already accepted by the Issuer outstanding for settlement, the Issuer will have the sole responsibility for fulfilling such obligations. The Issuer will in addition promptly advise the Agent and the Trustee if such offers are not to be settled and if copies of the Prospectus as in effect at the time of the suspension may not be delivered in connection with the settlement of such offers.

Acceptance of Offers

     Each Agent will promptly advise the Issuer, at its option, orally or in writing, of each reasonable offer to purchase Notes received by it, other than those rejected by such Agent. Each Agent, may, in its discretion reasonably exercised, without notice to the Issuer, reject any offer received by it, in whole or in part. The Issuer will have the sole right to accept offers to purchase Notes and may reject any such offer, in whole or in part. If the Issuer accepts or rejects an offer, in whole or in part, the Issuer will promptly so notify the Presenting Agent.

Confirmation

     For each accepted offer, the Presenting Agent will issue a confirmation to the purchaser, with a separate confirmation to the Issuer's Treasury Department, setting forth the Purchase Information (as defined under II below with respect to Certificated Notes and III below with respect to Book-Entry Notes) and delivery and payment instructions; provided, however, that, in the case of the confirmation issued to the purchaser, no confirmation shall be delivered to the purchaser prior to the delivery of the Prospectus referred to below.

Determination of Settlement Date

     The receipt of immediately available funds by the Issuer in payment for a Note and (i) in the case of Certificated Notes, the authentication and issuance of such Note and (ii) in the case of Book-Entry Notes, entry by the Presenting Agent of an SDFS deliver order through DTC's Participant Terminal System to credit such Note to the account of a Participant purchasing, or acting for the purchase of, such Note, shall, with respect to such Note, constitute "settlement". All offers accepted by the Issuer will be settled on the fifth Business Day next succeeding the date of acceptance unless otherwise agreed by the purchaser and the Issuer. The settlement date shall be specified upon receipt of an offer to purchase. Prior to 11:00 a.m., New York City time, on the settlement date, the Issuer will instruct the Trustee to authenticate and deliver the Notes no later than 2:15 p.m., New York City time, on that date.

Delivery of Prospectus

     A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof (except as provided below) must be delivered to a purchaser prior to or together with the earlier of the delivery of (i) the written confirmation provided for above, and (ii) any Note purchased by such purchaser. (For this purpose, entry of an SDFS deliver order through DTC's Participant Terminal System to credit a Note to the account of a Participant purchasing, or acting for the purchaser of, a Note shall be deemed to constitute delivery of such Note.) Subject to the foregoing, it is anticipated that delivery of the Prospectus, confirmation and Notes to the purchaser will be made simultaneously at settlement. The Issuer shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including appropriate Pricing Supplements) in such quantities and within such time limits as will enable the Presenting Agent to deliver such information or Note to a purchaser as contemplated by these procedures and in compliance with the first sentence of this paragraph. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Issuer and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus.

Authenticity of Signatures

     The Issuer will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but no Agent will have any obligation, or liability to the Issuer or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Issuer or the Trustee on any Note or the Global Note (as defined in Part
III).

Advertising Expenses

     The Issuer will determine with the Agents the amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by the Issuer.

Business Day

     "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and, with respect to LIBOR notes, a London Banking Day. "London Market Day" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

Trustee Not to Risk Funds

     Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment made to the Issuer, the Agents, DTC or any Noteholder, it being understood by all parties that payments made by the Trustee to the Issuer, the Agents, DTC or any Holder of a Note shall be made only to the extent that funds are provided to the Trustee for such purpose.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

Form and Denominations

     The Certificated Notes shall be issued only in fully registered form in denominations of $50,000 and integral multiples of $1,000 in excess thereof, or, in the case of Foreign Currency Notes, in such minimum denomination, not less than the equivalent of $50,000, and such greater denomination or denominations in excess thereof, as shall be set forth in the applicable Pricing Supplement.

Transfers and Exchanges

     A Certificated Note may be presented for transfer or exchange at the principal corporate trust office of the Trustee in The City of New York. Certificated Notes will be exchangeable for other Certificated Notes of any authorized denominations and of like tenor and in a like aggregate principal amount, upon surrender of the Certificated Notes to be exchanged at the corporate trust office of the Trustee. Certificated Notes will not be exchangeable for Book-Entry Notes.

Payment at Maturity

     Upon presentation of each Certificated Note at Maturity, the Trustee (or a duly authorized Paying Agent) will pay the principal amount thereof, together with premium, if any, and accrued interest due at Maturity. Such payment will be made in immediately available funds, provided that the Certificated Note is presented in time for the Paying Agent to make payment in such funds in accordance with its normal procedures. The Issuer will provide the Trustee (and any Payment Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be canceled by the Trustee as provided in the Indenture. For special provisions relating to Foreign Currency Notes, see the section entitled "Special Provisions Relating to Foreign Currency Notes" and "Foreign Currency Risks" in the Prospectus Supplement.

Details for Settlement

     For each offer for Certificated Notes accepted by the Issuer, the Presenting Agent shall communicate to the Issuer's Treasury Department prior to 3:00 p.m., New York City time, on the Business Day preceding the settlement date, by telephone, telex, facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

     6. Exact name in which the Note or Notes are to be registered ("registered owner").

     7. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and premium, if any, and interest.

     8.   Taxpayer identification number of registered owner.

     9. Principal amount of each Note in autho- rized denominations to be delivered to registered owner.

     10. In the case of Fixed Rate Notes, the interest rate of each Note; in the case of Floating Rate Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to each Note.

     11.  Stated Maturity of each Note.

     12.  Redemption and/or repayment provisions, if any, of each Note.

     13.  Trade date of each Note.

     14.  Settlement date (Issue Date) of each Note.

     15. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     16.  Price.

     17. Currency or currency unit in which each Note is to be denominated and exchange rate applicable to purchase Foreign Currency Notes to be paid for in U.S. dol- lars.

     18.  Any additional application terms of each Note.

     The Issue Date of, and the settlement date for, Certificated Notes will be the same. Before accepting any offer to purchase Certificated Notes to be settled in less than three Business Days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Notes.

     Immediately after receiving the details for each offer for Certificated Notes from the Presenting Agent, the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Trustee. Each such instruction given by the Issuer to the Trustee shall constitute a continuing representation and warranty by the Issuer to the Trustee and the Agents that (i) the issuance and delivery of such Notes have been duly and validly authorized by the Issuer and (ii) such Notes, when completed, authenticated and delivered, shall constitute the valid and legally binding obligation of the Issuer. The Trustee will assign to and enter on each Note a transaction number.

     The Issuer will deliver to the Trustee a preprinted four-ply packet for such Certificated Note, which packet will contain the following documents in forms that have been approved by the Issuer, the Agents and the Trustee:

     1.   Certificated Note with customer informa- tion.

     2.   Stub One - For the Trustee.

     3.   Stub Two - For the Presenting Agent.

     4.   Stub Three - For the Issuer.

     The Trustee will complete such Certificated Note and will authenticate such Certificated Note and deliver it (with the confirmation) and Stubs One and Two to such Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marketing Stub One and returning it to the Trustee. The Trustee will send Stub Three to the Issuer by first-class mail.

Settlement; Note Deliveries and Cash Payment

     The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers' Certificate and verification thereof, the Trustee will cause the Certificated Notes to be completed and authenticated and hold the Certificated Notes for delivery against payment.

     The Trustee will deliver the Certificated Notes, in accordance with instructions from the Issuer, to the Presenting Agent, as the Issuer's agent, for the benefit of the purchaser only against receipt. The Presenting Agent will acknowledge receipt of the Notes through a broker's receipt. Delivery of the Certificated Notes by the Trustee will be made only against such acknowledgment of receipt from the Presenting Agent. Upon the Presenting Agent's determination that such Note has been authenticated, delivered and completed as aforesaid, the Presenting Agent will make, or cause to be made, payment to the Issuer at such account of the Issuer as it may specify in writing, in immediately available funds, of an amount equal to the principal amount of such Notes, less the applicable commission. If the Presenting Agent in any instance advances its own funds, the Issuer shall not use any of the proceeds of such sale to acquire securities.

     The Presenting Agent, as the Issuer's agent, will deliver the Notes (with the written confirmation provided for above) to the purchaser thereof against payment therefor by such purchaser in immediately available funds. Delivery of any confirmation or Note will be made in compliance with "Delivery of Prospectus" in Part I above.

Fails

     In the event that a purchaser shall fail to accept delivery of and make payment for a Certificated Note on the settlement date, the Presenting Agent will notify the Trustee and the Issuer, by telephone, confirmed in writing. If such Certificated Note has been delivered to the Presenting Agent, as the Issuer's agent, the Presenting Agent shall return such Note to the Trustee. If funds have been advanced for the purchase of such Note, the Trustee will, immediately upon receipt of such Note, debit the account of the Issuer for the amount so advanced and the Trustee shall refund the payment previously made by the Presenting Agent in immediately available funds. Such payments will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than the failure of the Presenting Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

     Immediately upon receipt of the Certificated Note in respect of which the fail occurred, the Trustee will make appropriate entries in its records to reflect the fact that the Note was never issued and the Note will be canceled and disposed of as provided in the Indenture.

PART III:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY
NOTES

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations (the "Letter") from the Issuer and the Trustee to DTC dated as of August 15, 1996 and a Medium-Term Note Certificate Agreement between the Trustee and DTC dated as of August 15, 1996, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Form, Denominations and Registration

     All Book-Entry Notes of the same tenor and having the same Issue Date, will be represented initially by a single note (a "Global Note") in fully registered form without coupons. Book-Entry Notes will represent Notes denominated in U.S. dollars. Global Notes will be issued in denominations of $50,000 and integral multiples of $1,000 in excess thereof. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

CUSIP Numbers

     The Issuer has previously arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), such series consisting of approximately 900 CUSIP numbers and relating to Global Notes representing Book-Entry Notes. The Issuer has previously obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has previously delivered it to the Trustee and DTC. The Trustee will assign CUSIP numbers serially to Global Notes as described below under "Details for Settlement". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Notes. The Trustee will notify the Issuer at the time when fewer than 100 of the reserved CUSIP numbers remain unassigned to the Global Notes; and the Issuer will reserve an additional 900 CUSIP numbers for assignment to Global Notes representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Issuer shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Transfers and Exchanges for the Purpose of Consolidation

     Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

     The Trustee may upon notice to the Issuer deliver to DTC and the CUSIP Service Bureau at any time a written notice (a copy of which shall be attached to the Global Note resulting from such exchange) specifying (i) the CUSIP numbers of two or more outstanding Global Notes that represent Book-Entry Notes of the same tenor and having the same Issue Date, and for which interest (if any) has been paid to the same date, (ii) a date occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date (if any) for such Notes, on which such Global Notes shall be exchanged for a single replacement Global Note and (iii) a new CUSIP number to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.

Notice of Interest Payment Dates and Regular Record Dates

     To the extent then known, on the first Business Day of March, June, September, and December of each year, the Trustee will deliver to the Issuer and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such first Business Day.

Payments of Principal and Interest

          (a) Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Issuer and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. The Issuer will confirm with the Trustee the amount payable on each Global Note on such Interest Payment Date. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily or weekly bond reports published by Standard & Poor's Corporation. The Issuer will pay to the Trustee the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

          (b) Payment at Stated Maturity. On or about the first Business Day of each month, the Trustee will deliver to the Issuer and DTC a written list of principal and interest to be paid on each Global Note maturing in the following month. The Issuer, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Note on or about the fifth Business Day preceding the Stated Maturity of such Global Note. The Issuer will pay to the Trustee, as the paying agent, the principal amount of such Global Note, together with interest due at such Stated Maturity. Upon surrender of a Global Note, the Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment". If any Stated Maturity of a Global Note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Stated Maturity. Promptly after payment to DTC of the principal and any interest due at the Stated Maturity of such Global Note, the Trustee will cancel such Global Note and return such Global Note to the Issuer in accordance with the terms of the Indenture.

          (c) Payment upon Redemption. The Trustee will comply with the terms of the Letter with regard to redemptions or repayments of the Book-Entry Notes. In the case of Book-Entry Notes stated by their terms to be redeemable prior to Stated Maturity, at least 60 calendar days before the date fixed for redemption (the "Redemption Date"), the Issuer shall notify the Trustee of the Issuer's election to redeem such Book-Entry Notes in whole or in part and the principal amount of such Book-Entry Notes to be so redeemed. At least 30 calendar days but not more than 60 calendar days prior to the Redemption Date, the Trustee shall notify DTC of the Issuer's election to redeem such Book-Entry Notes. The Trustee shall notify the Issuer and DTC of the CUSIP numbers of the particular Book-Entry Notes to be redeemed either in whole or in part. The Issuer, the Trustee and DTC will confirm the amounts of such principal and premium, if any, and interest payable with respect to each such Book-Entry Note on or about the fifth Business Day preceding the Redemption Date of such Book-Entry Note. The Issuer will pay the Trustee, in accordance with the terms of the Indenture, the amount necessary to redeem each such Book-Entry Note or the applicable portion of each such Book-Entry Note. The Trustee will pay such amount to DTC at the times and in the manner set forth herein. Promptly after payment to DTC for such Book-Entry Note, the Trustee shall cancel any such Book-Entry Note redeemed in whole and shall deliver it to the Issuer with an appropriate debit advice. If a Global Note is to be redeemed in part, the Trustee will cancel such Global Note and issue a Global Note which shall represent the remaining portion of such Global Note and shall bear the CUSIP number of the canceled Global Note.

          (d) Manner of Payment. The total amount of any principal and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Issuer to the Trustee in immediately available funds on such date. The Issuer will make such payment on such Global Notes by wire transfer to the Trustee. The Issuer will confirm instructions regarding payment in writing to the Trustee. Prior to 10:00 a.m., New York City time, on each date of Maturity of a Book-Entry Note or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due at Maturity on Book-Entry Notes. On each Interest Payment Date, interest payment shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Notes are recorded in the book-entry system maintained by DTC. NEITHER THE ISSUER NOR THE TRUSTEE SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND PREMIUM, IF ANY, AND INTEREST ON THE BOOK-ENTRY NOTES.

          (e) Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participation in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Details for Settlement

     For each offer for Book-Entry Notes accepted by the Issuer, the Presenting Agent shall communicate to the Issuer's Treasury Department prior to 11:00 a.m., New York City time, on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business
Day), by telephone, telex, facsimile transmission or other acceptable means, the following information (the "Purchase Information"):

     1. Exact name in which the Notes are to be registered ("registered owner").

     2. Exact address of registered owner and, if different, the address for delivery, notices and payment of principal and premium, if any, and interest.

     3.   Taxpayer identification number of registered owner.

     4.   Principal amount of the Notes.

     5.   Stated Maturity of the Notes.

     6. In the case of Fixed Rate Notes, the interest rate of the Notes; in the case of Floating Rate Notes, the interest rate formula, the Spread or Spread Multiplier (if any), the maximum or minimum interest rate limitation (if any), the Calculation Agent, the Calculation Dates, the Initial Interest Rate, the Interest Payment Dates, the Regular Record Dates, the Index Maturity, the Interest Determination Dates and the Interest Reset Dates, in each case, to the extent applicable with respect to the Notes.

     7.   Redemption and/or repayment provisions, if any, of the Notes.

     8.   Trade date of the Notes.

     9.   Settlement date (Issue Date) of the Notes.

     10. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Issuer upon settlement).

     11.  Price.

     12. Currency or currency unit in which the Notes are to be denominated and exchange rate applicable to purchase Foreign Currency Notes payable in U.S. dollars.

     13.  Any additional applicable terms of the Notes.

     The Issue Date of, and the settlement date for, Book-Entry Notes will be the same. Before accepting any offer to purchase Book-Entry Notes to be settled in less than three Business Days, the Issuer shall verify that the Trustee will have adequate time to prepare and authenticate the Global Notes.

     If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that the foregoing procedure is completed, the procedures described in the following two paragraphs shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 p.m., as the case may be, on the Business Day before the settlement date.

     Immediately after receiving the details for each offer for Book-Entry Notes from the Presenting Agent and in any event no later than 12:00 Noon on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business Day), the Issuer will, after recording the details and any necessary calculations, communicate the Purchase Information by telephone, telex, facsimile transmission or other acceptable means, to the Trustee. Each such instruction given by the Issuer to the Trustee shall constitute a continuing representation and warranty by the Issuer to the Trustee and the Agents that (i) the issuance and delivery of such Notes have been duly and validly authorized by the Issuer and (ii) such Notes, when completed, authenticated and delivered, shall constitute the valid and legally binding obligations of the Issuer.

     Immediately after receiving the Purchase Information from the issuer and in any event no later than 2:00 P.M. on the first Business Day after the sale date (or on the sale date if such sale is to be settled within one Business Day), the Trustee will assign a CUSIP number to the Global Note representing such Book-Entry Note and will telephone the Issuer and advise the Issuer of such

CUSIP number and, as soon thereafter as practicable, the Issuer shall notify the Agent of such CUSIP number. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC (which shall route such information to Standard & Poor's Corporation) and the relevant Agent:

     1.   The applicable Purchase Information.

     2. Initial Interest Payment Date for each Book-Entry Note, number of days by which such date succeeds the Regular Record Date which shall be the Regular Record Date (as defined in the Note), and, if known, the amount of interest payable on such Interest Payment Date per $1,000 principal amount of Book-Entry Notes.

     3.   Identification as either a Fixed Rate Note or a Floating Rate Note.

     4.   CUSIP number of the Global Note representing such Note,

     5. Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time).

     6.   Interest payment periods.


     7. Number of the participant accounts maintained by DTC on behalf of the Trustee and the Agents.

     Standard & Poor's Corporation will use the information received in the pending deposit message to include the amount of any interest payable and certain other information regarding the related Global Note in the appropriate daily or weekly bond reports published by Standard & Poor's Corporation.

Settlement; Global Note Delivery and Cash Payment

     The Issuer will deliver to the Trustee at the commencement of the program and from time to time thereafter a supply of duly executed Certificated Notes with pre-printed control numbers adequate to implement the program. Upon the receipt of appropriate documentation and instructions from the Issuer in accordance with the applicable Officers' Certificate and verification thereof, the Trustee will cause the Global Note to be completed and authenticated and hold the Global Note for delivery against payment.

     Prior to 10:00 A.M. on the Settlement Date, DTC will credit such Note to the Trustee's participant account at DTC. At or prior to 2:00 P.M. on the Settlement Date, the Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission (in accordance with SDFS operating procedures in effect on the Settlement Date). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Note has been executed, delivered and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

     Simultaneously with the giving of such instructions by the Trustee, the Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the Participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note (in accordance with SDFS operating procedures in effect on the settlement date).

     Transfers of funds are subject to extension in accordance with any extension of Fedwire closing dead-lines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

     The Trustee, upon confirming receipt of such funds, will wire transfer the amount transferred to the Trustee, in funds available for immediate use, for the account of International Paper Company, to account no. 036-1-046469 at The Chase Manhattan Bank, Manhattan Branch (ABA No. 021000021).

Fails

     If settlement of a Book-Entry Note is rescheduled or canceled, the Issuer shall notify the Trustee, and upon receipt of such notice, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled settlement date.

     If the Trustee has not entered an SDFS deliver order with respect to a Book-Entry Note, then upon written request (which may be evidenced by telecopy transmission) of the Issuer, the Trustee shall deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, but no later than 2:00 p.m. on any Business Day, a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry Notes represented by a Global Note, the Trustee will mark such Global Note "canceled," make appropriate entries in the Trustee's records and send such canceled Global Note to the Issuer. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which represents the remaining Book-Entry Notes previously represented by the surrendered

Global Note and shall bear the CUSIP number of the surrendered Global Note.

     If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter an SDFS deliver order through DTC's Participant Terminal System debiting such Note to such Agent's participant account and crediting such Note free to the participant account of the Trustee and shall notify the Trustee and the Issuer thereof. Thereafter, the Trustee, (i) will immediately notify the Issuer, once the Trustee has confirmed that such Note has been credited to its participant account, and the Issuer shall immediately transfer by Fedwire (in immediately available funds) to the Presenting Agent an amount equal to the price of such Note which was previously sent by wire transfer to the account of the Issuer maintained at The Chase Manhattan Bank, and (ii) the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. Such debits and credits will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. If the fail shall have occurred for any reason other than failure of the [Presenting] Agent to provide the Purchase Information to the Issuer or to provide a confirmation to the purchaser, the Issuer will reimburse the Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Issuer.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Trustee will provide for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records.

                                                                       EXHIBIT C

                           FOREIGN CURRENCY AMENDMENT

[Insert Title of Foreign Currency
to be Covered by this Amendment]

     The undersigned hereby agree that for the purposes of the issue and sale of Securities denominated in [title of currency] (the "Applicable Foreign Currency") pursuant to the Agency Agreement, dated August 15, 1996 (the "Agency Agreement"), the following additions and modifications shall be made to the Agency Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Agency Agreement of all Securities denominated in the Applicable Foreign Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Securities denominated in any currency other than the Applicable Foreign Currency.

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms "Agent" and "Agents," as used in the Agency Agreement, shall be deemed to refer only to the undersigned agents for purposes of this Amendment.

     [Insert appropriate additions and modifications to the Agency Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, according to the customary practice of the Agents when acting as underwriters in offerings denominated in the Applicable Foreign Currency.]


_______________, 19__

INTERNATIONAL PAPER COMPANY


By___________________________
Name:
Title:

CS FIRST BOSTON CORPORATION


By___________________________
Name:
Title:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH


By___________________________
Name:
Title:


J.P. MORGAN SECURITIES INC.


By___________________________
Name:
Title:


MORGAN STANLEY & CO. INCORPORATED


By___________________________
Name:
Title:

                                                                       EXHIBIT D

                               PURCHASE AGREEMENT

                                                  _________________, 19__

International Paper Company,
  Two Manhattanville Road,
  Purchase, New York  10577

Attention:  Treasurer

     The undersigned agrees to purchase the following principal amount of the Securities described in the Agency Agreement dated August 15, 1996 (the "Agency Agreement):

      Principal Amount              $_____________
      Interest Rate                  _____________%
      Maturity Date                  ___________, 19__
      Discount                       ________% of Principal
      Amount
      Price to be paid
        to Issuer
        (in immediately
        available funds)            $______________
        Settlement Date              ______________

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Agency Agreement shall have the same meanings as in the Agency Agreement. The terms "Agent" and "Agents," as used in the Agency Agreement, shall be deemed to refer only to the undersigned for purposes of this Purchase Agreement.

     This Purchase Agreement incorporates by reference Sections 3(c), 4, 6, 7, 12 (including any Foreign Currency Amendment entered into pursuant to thereto by the Issuer and the undersigned Agent to the extent applicable to the currency in which the Securities to which this purchase Agreement relates are denominated), 13 and 14 of the Agency Agreement, the first and last sentences of Section 9 thereof and, to the extent applicable, the Procedures, except that (i) the phrase "jointly with any other indemnifying party similarly notified" in Section

7(c), the phrase "and who shall not be counsel to any other indemnified party who may have interests conflicting with those of such indemnified party" in
Section 7(c) and the last sentence of Section 7(d) shall not be applicable; and
(ii) the term "this Agreement," as used in Section 7(d), shall be deemed to refer to this Agreement (and not the Agency Agreement), except that in the fifth sentence of section 7(d) such term shall be deemed to refer to the Agency Agreement. You and we agree to perform, to the extent applicable, our respective duties and obligations specifically provided to be performed by each of us in the Procedures.

     Our obligation to purchase Securities hereunder is subject to the accuracy on the above Settlement Date of your representations and warranties contained in
Section 2 of the Agency Agreement (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended at such Settlement Date) and to your performance and observance of all covenants and agreements contained in Sections 4 and 6 thereof. Our obligation hereunder is also subject to the following conditions:

     (a) the satisfaction, at such Settlement Date, of each of the conditions set forth in subsections (a) and (b) and (d) through (g) of Section 5 of the Agency Agreement (it being understood that each document so required to be delivered shall be dated such Settlement Date and that each such condition and the statements contained in each such document that relate to the Registration Statement or the Prospectus shall be deemed to relate to the Registration Statement or the Prospectus, as the case may be, as amended or supplemented at the time of settlement on such Settlement Date), except that the opinion described in Section 5(d) shall be modified so as to state that the Securities being sold on such Settlement Date, when delivered against payment there-for as provided in the Indenture and this Purchase Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject only to the exception as to enforcement set forth in clause (ii) of Section 5(d) of the Agency Agreement, and will conform to the description thereof contained in the Prospectus as amended or supplemented at such Settlement Date; and

     (b) there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Issuer or its subsidiaries which, in our judgment, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Issuer's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the issuer other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in our judgment, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

     In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Issuer in the United States, other than sales of Securities, borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper.

     If for any reason our purchase of the above Securities is not consummated, you shall remain responsible for the expenses to be paid or reimbursed by you pursuant to Section 4 of the Agency Agreement and the respective obligations of you and the undersigned pursuant to Section 7 shall remain in effect. If for any reason our purchase of the above Securities is not consummated other than because of our default or a failure to satisfy a condition set forth in clause
(iii), (iv) or

(v) of paragraph (b) above, you shall reimburse us, severally, for all out-of-pocket expenses reasonably incurred by us in connection with the offering of the above Securities and not otherwise required to be reimbursed pursuant to
Section 4 of the Agency Agreement.

     This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Purchase Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

                                       [Insert Name of Purchaser]


                                       By___________________________


CONFIRMED AND ACCEPTED, as of
the date first above written:


INTERNATIONAL PAPER COMPANY


By_____________________________